For the                For the
                                      three months ended     nine months ended
                                      October    October     October    October
(In thousands)                        28,2000    30,1999     28,2000    30,1999
--------------------------------------------------------------------------------
Basic EPS Computation
 Numerator:
   Net Income                         $ 2,891  $  2,692     $  3,502   $  1,294
 Denominator:
   Weighted average common
   shares outstanding                  15,935    16,018       16,255     15,997
                                      --------  --------     --------   --------
Basic EPS:                            $  0.18   $  0.17     $   0.22   $   0.08

Diluted EPS Computation
 Numerator:
   Net Income                         $ 2,891   $ 2,692     $  3,502   $  1,294
 Denominator:
   Weighted average common shares
    outstanding
   Stock options                          427        82          199        117
                                      --------  --------     --------   --------
   Diluted weighted average shares
    outstanding                        16,362    16,100       16,454     16,114

Diluted EPS:                          $  0.18   $  0.17     $   0.21    $  0.08